UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 15, 2017

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 15, 2017, the Board of Directors of SunTrust Banks, Inc. (the “Company”) appointed Steven C. Voorhees as a director of the Company effective as of January 1, 2018. The Company issued a news release on November 16, 2017 announcing the appointment, which the Company files as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Board has assigned Mr. Voorhees to serve on its Risk Committee and its Governance and Nominating Committee. Mr. Voorhees will receive compensation in accordance with the Company's standard compensation arrangements for non-employee directors, which consist of an annual retainer of $75,000 paid in four installments, a fee of $1,500 for each committee meeting attended and, following the Company's annual meeting of shareholders, a grant of restricted stock or restricted stock units, at the director's election, having a value of $125,000 on the date of grant, which vests upon the earlier of one year from the date of grant or the next annual meeting of shareholders.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1. News Release dated November 16, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: November 16, 2017	By:	/s/ Curt Phillips
Curt Phillips, Group Vice President,
Associate General Counsel and Assistant Corporate Secretary